Exhibit 7

                          REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement (the "Agreement") is made and entered into as of February 13, 2001 between The Langer Biomechanics Group , Inc., a corporation organized under the laws of the State of New York (the "Company"), and Kanders & Company, Inc., a corporation organized under the laws of the State of New York and its assigns ("Holder").

                                    RECITALS

      This Agreement is made in connection with the Tender Offer Agreement, dated as of the date hereof, among the Company, OrthoStrategies, Inc., and OrthoStrategies Acquisitions Corp. (the "Tender Offer Agreement") pursuant to which the Holder or its assignee will purchase 667,381 shares of Common Stock, the Assignment and Assumption Agreement, dated as of January 29, 2001, between Kanders & Company and Langer Partners, LLC, pursuant to which Kanders & Company assigned to Langer Partners, LLC the right to purchase shares of Common Stock under the Tender Offer Agreement, and the Option Agreement, dated as of the date hereof between the Company and the Holder (the "Option Agreement"), pursuant to which the Holder is acquiring options to purchase up to 100,000 shares of the Common Stock of the Company.

      Unless otherwise defined herein, capitalized terms so used herein and not defined shall have the same meaning as provided in the Option Agreement.

      The parties hereby agree as follows:

1.    Certain Definitions.

      As used in this Agreement, the following terms shall have the following respective meanings:

      "Business Day" means any day, other than a Saturday, Sunday or legal holiday, on which banks in the State of New York are open for business.

      "Common Stock" means the Common Stock, par value $.02 per share, of the Company, as constituted on the date hereof, any shares into which such Common Stock shall have been changed, or any shares resulting from any reclassification of such Common Stock.

      "Covenanted Registration" has the meaning specified in Section 2(a) of this Agreement.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

      "Holder" means the Holder referred to in the Preamble, its successors and any other person holding Registrable Securities to whom these registration rights have been assigned pursuant to Section 9(f) of this Agreement, including Langer Partners, LLC.

      "Incidental Registration" has the meaning specified in Section 2(c) of this Agreement.

      "Person" shall mean an individual, partnership,  corporation, association,
trust,   joint  venture,   unincorporated   organization   and  any  government,
governmental department or agency or political subdivision thereof.

      "Registrable Securities" means (i) the Common Stock acquired by the Holder or its assignee pursuant to the Tender Offer Agreement, (ii) the Common Stock acquired by the Holder pursuant to the exercise of the Option Agreement; (iii) any Common Stock or other securities issued or issuable with respect to Common Stock acquired by the Holder pursuant to the Tender Offer Agreement or pursuant to the exercise of the Option Agreement, upon any stock split, stock dividend, recapitalization, or similar event; and (iv) any securities issued in replacement or exchange of any of the securities issued in clauses (i) through
(iii) above.

      "Registration" means an Incidental Registration, a Requested Registration and a Covenanted Registration.

      "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration, filing, listing and National Association of Securities Dealers, Inc. ("NASD") fees, all fees and expenses of complying with securities or blue sky laws of the United States, including without limitation the Securities Laws, all word processing, duplicating and printing expenses, all messenger and delivery expenses, any stock exchange fees, any transfer taxes, the fees and expenses of the Company's legal counsel and independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, reasonable fees and disbursements of one counsel for the Holder, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities; provided, however, that Registration Expenses shall not include underwriting discounts and commissions.

      "Registration Statement" has the meaning specified in Section 3(a) of this Agreement.

      "Requested Registration" has the meaning specified in Section 2(b) of this Agreement.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

      "Securities Laws" means the Securities Act and the Exchange Act.

      "Underwriter's Maximum Number" means in connection with an underwritten registration or offering of Registrable Securities or any shares of the capital stock or other securities of the Company, a specified maximum number of securities that, in the written opinion of the managing underwriters, may successfully be included in such registration or offering due to the dictates of market conditions.

2.    Registration

      (a) Covenant to Register. The Company shall file a registration statement with the SEC to register all the Registrable Securities held by the Holder for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act. Such registration statement shall be on Form S-3 under the Securities Act, if such Form is then available for use by the Company, or another appropriate form that is available to the Company permitting registration of the Registrable Securities for resale by the Holder in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). The Company shall use its best efforts to prosecute the registration required by this Section 2(a) (the "Covenanted Registration") of the Registrable Securities pursuant to the Securities Act. The Company shall use its best efforts to cause the Registrable Securities to be registered as soon as practicable after the filing of the registration statement relating to such Registrable Securities, but in no event later than 180 days after the filing of such registration statement. The Holder shall cooperate with the Company to provide all such necessary information as shall be required by the Company to file the registration statement relating to the Covenanted Registration. The Company shall maintain the prospectus relating to the Registrable Securities effective for so long as the Holder desires to dispose of the Registrable Securities, not to exceed a period of five years from the date that the registration statement was declared effective by the Commission. The Company shall not have the right to include any securities for sale on behalf of the Company in any such Covenanted Registration.

      (b) Requested Registration. At any time after the date hereof, upon written request by the Holder to the Company that the Company effect the registration under the Securities Act of all or part of the Registrable Securities owned by the Holder (a "Requested Registration"), the Company will use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by the Holder within one hundred twenty (120) days after receipt of such request or within sixty (60) days after receipt of such request with respect to a Requested Registration, if the Company is qualified to file a registration statement on SEC Form S-3 or any successor or similar short-form registration statement (collectively, "SEC Form S-3"); provided, however, that the Company shall not be obligated to effect a Requested Registration pursuant to this subdivision (b), (A) unless with respect to a Requested Registration, the shares to be registered represent at least two percent (2%) of the Common Stock then outstanding and the anticipated aggregate offering price of the Registrable Securities to be sold is at least $1,000,000, in the case of registration on SEC Form S-3, or at least $2,000,000 in the case of other registrations, or (B) during the 180 day period immediately following the consummation of any previous Requested Registration pursuant to this Section. Subject to all limitations in the preceding sentence, the Company must effect an unlimited number of Requested Registrations pursuant to this subdivision (b) to the extent such Requested Registrations may be effected on SEC Form S-3, but the Company shall not be obligated to effect more than three Requested Registrations hereunder other than on SEC Form S-3. Subject to subdivision (g), the Company may include in such Requested Registration other securities of the Company for sale, for the Company's account or for the account of any other person, if there is no underwriter and, if there is an underwriter, if and to the extent that the managing underwriter determines that the inclusion of such additional shares will not interfere with the orderly sale of the underwritten securities at a price range acceptable to the requesting Holder. Upon receipt of a written request pursuant to this subdivision (b), the Company shall promptly give written notice of such request to all holders of its Common Stock, and all such holders shall be afforded the opportunity to join in such request. The Company will include in the Requested Registration such number of securities of the holders joining in such request as are specified in a written request by the holders received by the Company within 20 days after receipt of such written notice from the Company.

      (c) Incidental Registration. If the Company for itself or any of its security holders shall at any time or times after the date hereof determine to register under the Securities Act any shares of its capital stock or other securities (an "Incidental Registration"), other than: (i) the registration of an offer, sale or other disposition of securities solely to employees of, or other persons providing services to, the Company, or any subsidiary pursuant to an employee or similar benefit plan; or (ii) relating to a merger, acquisition or other transaction of the type described in Rule 145 under the Securities Act or a comparable or successor rule, registered on SEC Form S-4 or similar or successor forms, the Company will notify the Holder of such determination at least thirty (30) days prior to the filing of such registration statement or prospectus, and upon the written request of the Holder given in writing to the Company within twenty (20) days after the receipt of such notice, the Company will use its best efforts as soon as practicable thereafter to cause all of the Holder's Registrable Securities specified in the Holder's request to be included in such registration statement or prospectus to the extent such registration is permissible under the applicable Securities Laws and subject to the conditions of such applicable Securities Laws.

      (d) Registration Statement Form. The Company shall, if permitted by law, effect any Registration requested under this Section 2 by the filing of a registration statement on SEC Form S-3 to permit resales as requested by Holder.


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

      (e) Expenses. The Company shall pay all Registration Expenses incurred in connection with any Covenanted Registration, any Incidental Registration and any Requested Registration.

      (f) Effective Registration Statement. A Covenanted Registration, a Requested Registration or an Incidental Registration requested pursuant to
Section 2 (a), Section (b) or Section 2(c), respectively, shall not be deemed to have been effected unless the Registration Statement relating thereto has become effective with the SEC. Notwithstanding the foregoing, a Covenanted Registration, a Requested Registration or an Incidental Registration will not be deemed to have been effected if (i) within sixty (60) days after it has become effective with the SEC, such Covenanted Registration, Requested Registration or Incidental Registration is interfered with by any stop order, cease trade order, injunction, or other order or requirement of the SEC or any other governmental agency or any court proceeding for any reason other than a misrepresentation or omission by the Holder; or (ii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than solely by reason of some act or omission by the Holder.

      (g) Priority in Registration.

                (i) If (A) a Requested Registration or a Covenanted Registration is an underwritten registration, (B) the Company proposes to include other securities of the Company for sale, for the Company's account or the account of others ("Additional Registrable Securities"), and (C) the managing underwriters shall give written advice to the Company of an Underwriter's Maximum Number with respect to such Requested Registration or Covenanted Registration, which is less than the aggregate number (the "Proposed Included Securities") of the Registrable Securities requested for inclusion by the Holder and such Additional Registrable Securities, then no shares of Additional Registrable Securities shall be included in such Requested Registration or Covenanted Registration unless 100% of the Registrable Securities requested for inclusion by the Holder have been included in such Requested Registration or Covenanted Registration.

                (ii) If an Incidental Registration is an underwritten registration initiated by the Company, and the managing underwriters shall give written advice to the Company of an Underwriter's Maximum Number with respect to such Incidental Registration, then: (A) the Company shall be entitled to include in such registration that number of securities which the Company proposes to offer and sell for its own account in such registration which does not exceed the Underwriter's Maximum Number; and (B) the Company will be obligated and required to include in such registration that number of shares of Registrable Securities which shall have been requested by the Holder and for the account of others ("Additional Registrants") having registration rights parri passu with those of the Holder ("Additional Registrable Securities") and which does not exceed the difference between the Underwriter's Maximum Number and that number of securities which the Company is entitled to include therein pursuant to clause (A) above and such number of shares shall be allocated pro rata between the Holder and the Additional Registrants on the basis of the number of shares requested to be included therein by the Holder and the Additional Registrants to the full extent of the remaining portion of the Underwriter's Maximum Number.

      (h) Notwithstanding anything in paragraph (b) of this Section 2, the Company shall have the right to delay any registration of Registrable Securities requested pursuant to paragraph (b) of this Section 2 for up to ninety (90) days if such registration would, in the reasonable judgment of the Company's Board of Directors, substantially interfere with any material transaction being considered at the time of receipt of the request from the Holder. If the material transaction being considered by the Company is a public offering of its securities, the Company shall be permitted to delay the requested registration only if it is actively engaged in seeking to complete such offering.

3.    Registration and Qualification Procedures.

      (a) If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Laws as provided in Section 2, the Company, as expeditiously as possible and subject to the terms and conditions of Section 2, will:

                (i) prepare and file in any event within forty-five (45) days after a request for registration has been delivered to the Company or, if the Company is then eligible to use SEC Form S-3, within thirty (30) days after such request has been so delivered, with the SEC the requisite registration statement and prospectus related thereto to effect such Registration (a "Registration Statement") and use its best efforts to cause such Registration Statement to become and remain effective;

                (ii) permit the Holder, if in the reasonable judgment of the Holder, the Holder might be deemed to be an underwriter, promoter or a controlling person of the Company, to participate in the preparation of a Registration Statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of the Holder and its counsel should be included;

                (iii)  prepare  and  file  with the SEC  such  amendments  and supplements to such Registration Statement pursuant to the Securities Laws as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Laws with respect to the disposition of all securities covered by such

            Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or the expiration of one year after such Registration Statement becomes effective;

                  (iv) furnish to the Holder (A) such number of conformed copies of such Registration Statement, each preliminary prospectus and summary prospectus and each amendment and supplement thereto (in each case  including all exhibits)  and any  prospectus  filed under
            Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and (B) such other documents, as the Holder of Registrable Securities to be sold under such Registration Statement may reasonably request;

                  (v) use its best efforts to register or qualify all Registrable Securities under such other United States state securities or blue sky laws of such jurisdictions as the Holder shall reasonably request, to keep such registration or qualification in effect, and take any other action which may be reasonably necessary or advisable to enable the Holder to consummate the disposition of such Registrable Securities in such jurisdictions, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (v) be obligated to be so qualified, or (B) subject itself to taxation in any such jurisdiction;

                  (vi) use its best efforts to cause all Registrable  Securities covered by a Registration Statement to be registered with or approved by such other United States and/or state agencies or authorities as may be necessary to enable the Holder to consummate the intended disposition of such Registrable Securities;

                  (vii) in the event of the issuance of any stop, cease trade or other order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the registration of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

                  (viii) use its best efforts to furnish to the Holder (A) an opinion, reasonably acceptable in form and substance to the Holder, dated the effective date of the Registration Statement, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holder stating that such Registration Statement has become effective under applicable Securities Laws and that (1) to the best knowledge of such counsel, no stop, cease trade or other order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under applicable Securities Laws; (2) the Registration Statement, each preliminary


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

            or supplementary prospectus with respect thereto, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of applicable Securities Laws (except that such counsel need express no opinion as to financial statements contained therein); (3) such counsel has no reason to believe that either the Registration Statement, each preliminary or supplementary prospectus with respect thereto, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (4) the descriptions in the effective Registration Statement, each supplementary prospectus with respect thereto, or any amendment or supplement thereto, of all legal and governmental matters and contracts and other legal documents or instruments are accurate and fairly present the information required to be shown; and (5) such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the effective Registration Statement, each supplementary prospectus with respect thereto, or any amendment or supplement thereto, which are not described as required nor of any contracts or documents or instruments of a character required to be described in the effective Registration Statement, each supplementary prospectus with respect thereto, or any amendment or supplement thereto or to be filed as exhibits to the effective Registration Statement which are not described and filed as required; and (B) a letter, dated the effective date of the Registration Statement, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Holder making such request, stating that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants, the financial statements and other financial data of the Company included in the effective Registration Statement, each supplementary prospectus with respect thereto, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of applicable Securities Laws . Such opinion of counsel shall additionally cover such legal matters with respect to the registration or qualification in respect of which such opinion is being given as the Holders may reasonably request. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five business days prior to the date of such letter ) with respect to the registration or qualification in respect of which such letter is being given as the Holders may reasonably request;

                  (ix) immediately  notify the Holder of Registrable  Securities included in such Registration Statement at any time when a prospectus relating thereto is required to be delivered under applicable Securities Laws, of the happening of any event as a result of which the prospectus included in such Registration
            Statement, as then in effect, includes an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Holder promptly prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment thereof as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (x) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and not file any amendment or supplement to such Registration Statement or prospectus related thereto to which the Holder shall have reasonably objected in writing on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder, having been furnished with a copy thereof at least five business days prior to the filing thereof;

                  (xi) provide a transfer agent for all  Registrable  Securities covered by such Registration Statement not later than the effective date of such Registration Statement; and

                  (xii) use its best efforts to list all Registrable  Securities covered by such Registration Statement on any securities exchange on which any of the shares of the capital stock of the Company are then listed.

      (b) If Registrable Securities of the Holder are to be sold under a Registration Statement, the Company may require the Holder, at the Company's expense, to furnish the Company with such information and undertakings as it may reasonably request regarding the Holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

      (c) The Holder, by execution of this Agreement, agrees (A) that upon receipt of any notice of the Company of the happening of any event of the kind described in subdivision (a)(ix) of this Section 3, the Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the Registration Statement relating thereto until the expiration of any time limits imposed by applicable Securities Laws and until the receipt by the Holder of copies of the supplemented or amended prospectus contemplated by subdivision
(a)(ix) of this Section 3 and, if so directed by the Company, will deliver to the Company all copies other than permanent file copies, then in possession of the Holder of the prospectus relating to such Registrable Securities current at the time of receipt of such notice and (B) that Holder will immediately notify the Company, at any time when a prospectus relating to the registration or qualification of such Registrable Securities is required to be delivered under applicable Securities Laws, of the happening of any event as a result of which information previously furnished by Holder to the Company for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated


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

therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In the event the Company or the Holder shall give any such notice, the period referred to in subdivision
(a)(iii) of this Section 3 shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to subdivision (a)(ix) of this Section 3 to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by subdivision (a)(ix) of this Section 3.

4.    Underwritten Offerings.

      (a) Underwritten Offerings. In connection with any underwritten offering pursuant to a Registration under Section 2(a) or 2(b), the Company and the Holder will enter into an underwriting agreement with the underwriters for such offering, such agreement to be in form and substance reasonably satisfactory to the Holder and the Holder's underwriter in their reasonable judgment and to contain representations and warranties by the Company and such other terms as are customarily contained in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 6. The Holder shall be a party to such underwriting agreement and may, at his option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Holder. The Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding the Holder and its intended method of distribution.

      (b) Selection of Underwriters. If a Covenanted Registration pursuant to 2(a) or a Requested Registration pursuant to Section 2(b) involves an underwritten offering, then the Company shall select the underwriter from underwriting firms of national reputation, subject to the approval of the Holder.

      (c) Holdback Agreements. The Holder agrees, if so reasonably required by the managing underwriter of any firm commitment registered offering pursuant to
Section 2 or by the managing underwriter of any firm commitment registered offering by the Company of its securities, not to effect any public sale or distribution of Registrable Securities or sales of Registrable Securities pursuant to Rule 144 or Rule 144A under the Securities Act during the seven (7) days prior to and the 180 days after the effective date of the related Registration Statement if necessary in order to complete the orderly sale and distribution of the securities distributed in such offering, except as part of such underwritten registration or offering, whether or not the Holder participates in such registration or offering.

5.    Preparation, Reasonable Investigation.

      In connection with the preparation and filing of each Registration Statement under applicable Securities Laws, the Company will give the Holder, if the Holder has requested that any of its

Registrable Securities be included in such registration, the underwriters, if any, and their respective counsel and accountants, drafts and final copies of such Registration Statement, each preliminary or summary prospectus with respect thereto and each amendment thereof or supplement thereto, at least 1 business day prior to the filing thereof with the SEC, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Holder and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

6.    Indemnification and Contribution.

      (a) Indemnification by the Company. In the event of any registration under applicable Securities Laws pursuant to Section 2 of any of Holder's Registrable Securities, the Company will, and hereby does, indemnify and hold harmless the Holder (including its officers, directors, employees, agents, partners, and any other person acting on its behalf) and Holder's legal counsel, each other person who participates as an underwriter in the offering or sale of such securities (if so required by such underwriter as a condition to including the Registrable Securities of the Holder in such registration or qualification), such underwriters' counsel, and each other person, if any, who controls the Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject under applicable Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which Holder's Registrable Securities were registered or qualified under applicable Securities Laws, any preliminary prospectus, final prospectus or summary prospectus contained therein or any document incorporated therein by reference, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any Securities Law, any state, securities or "blue sky" laws or any rule or regulation promulgated thereunder and relating to action or inaction required of the Company in connection with any such loss, claim, liability, action required of the Company in connection with any such registration or qualification, and the Company will reimburse the Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Indemnified Party, except the Company shall be liable if such untrue statement or omission was corrected in such Registration Statement, preliminary prospectus, final prospectus, amendment or supplement and the Company failed to deliver such corrected document under circumstances in which the obligation to deliver such corrected document was the responsibility of the Company.

      (b) Indemnification by the Holder. The Company may require, as a condition to including any securities of the Company held by any person or entity in any Registration Statement filed pursuant to Section 2, that the Company shall have received an undertaking reasonably satisfactory to it from such person or entity to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 6) the Company, each director of the Company, each officer of the Company, counsel to the Company, each other person, if any, who controls the Company within the meaning of applicable Securities Laws, and each underwriter or agent thereof, with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if, and only if, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company directly by such person or entity specifically for use therein; provided, however, that the obligation of the Holder hereunder shall be limited to an amount equal to the net proceeds received by the Holder upon the sale of Registrable Securities sold in the offering covered by such registration.

      (c) Notices of Claims, etc. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 6, such Indemnified Party will, if a claim in respect thereof is to be made against a party required to provide indemnification (an "Indemnifying Party"), give written notice to the latter of the commencement of such action, provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligation under the preceding subdivisions of this
Section 6, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party's reasonable judgment a conflict of interest between such Indemnified and Indemnifying Parties may exist in respect of such claim, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

      (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 6 (with appropriate modifications) shall be given by the Company and the Holder, if any of Holder's Registrable Securities are included in any Registration Statement with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

      (e) Indemnification Payment. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

      (f) Survival of Obligations. The obligations of the Company and the Holder under this Section 6 shall survive the completion of any offering of Registrable Securities under this Agreement.

      (g) Contribution. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in this Section 6 an amount or additional amount, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, demands or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or parties on the one hand or the Indemnified Party on the other and the parties' relative, intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid to an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6(g) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this Section 6. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7.    Covenants Relating to Rule 144 and Multi-Jurisdictional Registrations.

      With a view to making available the benefits of certain rules and regulations of the SEC which permit the sale of securities of the Company to the public at any time without registration, the Company agrees:

      (a) to make and at all times keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

      (b) to use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.;

      (c) so long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without resignation.

8.    Other Registration Rights.

      The Company represents and warrants that it has not granted any registration rights to any Person other than as required by the Tender Offer Agreement or to officers or directors of the Company. The Company shall not grant to any Person any registration rights entitling such Person to a priority in registration superior to that of the Holder.

9.    Miscellaneous.

      (a) Specified Performance. The parties hereto acknowledge that there may be no adequate remedy at law if any party fails to perform any of its obligations hereunder and that each party may be irreparably harmed by any such failure, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement.

      (b) Notices. All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), commercial (including UPS), U.S. Postal Service overnight delivery service, or, deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:

      If to the Company, addressed to:

      The Langer Biomechanics Group, Inc.
      450 Commack Road
      Deer Park, New York 11720
      Attn:  President

      with a copy to:

      Kane Kessler, P.C.
      1350 Avenue of the Americas
      26th Floor
      New York, New York 10019
      Attn: Robert L. Lawrence, Esq.

      If to a Holder, addressed as follows:

      Kanders & Company, Inc.
      2 Soundview Drive
      Greenwich, Connecticut 06830

      with a copy to:

      Kane Kessler, P.C.
      1350 Avenue of the Americas
      26th Floor
      New York, New York 10019
      Attn: Robert L. Lawrence, Esq.

Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.

      (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles thereof. Each party submits to the Federal and New York State courts located in the County of New York, State of New York for the purpose of resolving any disputes under this Agreement.

      (d) Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only, and do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

      (e) Entire Agreement; Amendments. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the Holder.

      (f) Assignability. This Agreement and all of the provisions hereof will be assigned, without the consent of the Company, by the Holder to, and shall inure to the benefit of, any purchaser, transferee or assignee of any Registrable Security or any right to purchase a Registrable Security, unless the Holder specifies otherwise in connection with particular transfers of Registrable

Securities. However, the Company shall not be required to recognize any such purchaser, transferee or assignee as a Holder under this Agreement unless and until either (i) such person becomes the holder of record of Registrable Securities or (ii) the Company receives written notice of such purchase, transfer or assignment.

      (g)  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       THE LANGER BIOMECHANICS GROUP, INC.

                                       By: /s/ Andrew H. Meyers
                                           --------------------
                                           Name:  Andrew H. Meyers
                                           Title: Andrew H. Meyers

                                       KANDERS & COMPANY, INC.

                                       By: /s/ Warren B. Kanders
                                           ---------------------
                                           Name:  Warren B. Kanders
                                           Title: President